As filed with the Securities and Exchange Commission on August 14, 2013

Registration No. 333-188183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOOD TIMES RESTAURANTS INC.

(Exact name of registrant as specified in its charter)

Nevada	5812	84-1133368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Corporate Circle

Golden, Colorado 80401

(303) 384-1400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Boyd E. Hoback

President and Chief Executive Officer

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

(303) 384-1400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Roger C. Cohen, Esq. Snell & Wilmer L.L.P. 1200 17th Street, Suite 1900 Denver, Colorado 80202 Telephone: (303) 634-2000 Facsimile: (303) 634-2020	Barry I. Grossman, Esq. Benjamin S. Reichel, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 Telephone: (212) 370-1300 Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $0.001(2)		$6,957,500	$949.00
A Warrants to purchase common stock (2)	(5)	(5)	(6)
B Warrants to purchase common stock (2)	(5)	(5)	(6)
Shares of common stock underlying A Warrants (2) (3)		$7,653,250	$1,043.90
Shares of common stock underlying B Warrants (2) (3)		$3,826,625	$521.95
Underwriter’s warrants (4)		$487,025	$66.43
Shares of common stock underlying Underwriter’s warrants (3) (4)		$603,781	$83.04
TOTAL		$19,533,181	$2,664.33(7)

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended.

(2)

Includes 330,000 shares of common stock, A Warrants to purchase 330,000 shares of common stock, and B Warrants to purchase 165,000 shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)

Assumes the underwriters’ over-allotment option is fully exercised.

(5)

The A Warrants and B Warrants to be issued to investors hereunder are included in the price of the common stock above.

(6)

No separate registration fee is required pursuant to Rule 457(g) promulgated under the Securities Act of 1933, as amended.

(7)

Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        This Amendment No. 5 is being filed solely for the purpose of filing Exhibit 5.1 and 23.2. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in Item 16 and the Exhibit Table the filing of Exhibits 5.1 and 23.2).

83

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered.  Except as otherwise noted, we will pay all of these amounts.  All the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$2,664.33
FINRA filing fee	$1,891.63
Transfer agent, trustee and depository fees and expenses
Printing fees and expenses
Accounting fees and expenses
Legal fees and expenses
Miscellaneous
Total

Item 14.  Indemnification of Directors and Officers

The Company is a Nevada corporation.  The corporate laws of the State of Nevada, Nevada Revised Statutes Chapter 78, contain provisions for the indemnification and insurance of directors, officers, employees and agents of a Nevada corporation against liabilities which they may incur in their capacities as such.  These provisions have the following general effects:

•

Under Subsection 1 of Section 78.7502 of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, because the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he (i) is not liable to the corporation or its stockholders under Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

•

Under Subsection 2 of Section 78.7502, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if he (i) is not liable to the corporation or its stockholders under Section 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

II-1

•

Under Subsection 3 of Section 78.7502, a Nevada corporation must indemnify a director, officer, employee or agent to the extent that he has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

•

Under Section 78.752, a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify him against such liabilities and expenses.

Article IX of the Company’s articles of incorporation provides as follows:

The Corporation shall indemnify all officers, directors, and agents of the Corporation to the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended.  Such indemnification shall include, but not be limited to, indemnification against monetary damages for breach of fiduciary duty.

In addition, Article IX of the Company’s bylaws contains detailed provisions which have the general effect of providing for indemnification of directors and officers to the fullest extent permitted by Nevada law.  The bylaws also provide that the Board of Directors may direct that the Company purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company.

The Company does not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

Item 15.  Recent Sales of Unregistered Securities

During the past three years, the following securities were sold by the Company without registration under the Securities Act.  The securities described below were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) or Regulation D of the Securities Act.  There were no underwriters employed in connection with any of the transactions set forth in this Item 15.  All of these securities are deemed restricted securities for purposes of the Securities Act.

December 2010 Private Placement of Common Stock

On December 13, 2010, the Company completed the sale and issuance of 4,200,000 shares of common stock (or 1,400,000 shares, as adjusted for the reverse stock split effected on December 31, 2010) to SII for an aggregate purchase price of $2,100,000 (or $.50 per share pre-split), pursuant to the terms of a Securities Purchase Agreement dated October 29, 2010, as amended.  The Company received gross proceeds of $2,100,000 in the transaction, which were used to pay related transaction expenses, to pay off the interim working capital loans, reduce the Company’s current liabilities, and to provide working capital.

The shares of common stock sold to SII were not registered under the Securities Act or state securities laws, and may not be resold in the United States in the absence of an effective registration statement filed with the SEC or an available exemption from the applicable federal and state registration requirements.  In the Securities Purchase Agreement, SII represented to the Company that: (a) it is an accredited investor, as such term is defined Rule 501 of Regulation D promulgated under the Securities Act, (b) it acquired the shares of common stock as principal for its own account for investment purposes and not with a view to or for distributing or reselling the shares or any part thereof, and (c) it is knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the shares.  The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the transaction with SII.

September 2012 Private Placement of Series C Convertible Preferred Stock

On September 28, 2012, the Company completed the sale and issuance of 355,451 shares of Series C Convertible Preferred Stock to SII for an aggregate purchase price of $1,500,000 (or $4.22 per share), pursuant to the terms of a Securities Purchase Agreement dated June 13, 2012 between the Company and SII.  The Company received gross proceeds of $1,500,000 in the transaction, which were used to pay related transaction expenses, to pay the Wells Fargo Note and related interest rate swap in full, and to provide working capital.

The shares of Series C Convertible Preferred Stock sold to SII (the “Series C Shares”) were not registered under the Securities Act or state securities laws, and neither the Series C Shares nor the shares of Common Stock issuable upon conversion of the Series C Shares (together with the Series C Shares, the “Securities”) may be resold in the United States in the absence of an effective registration statement filed with the SEC or an available exemption from the applicable federal and state registration requirements.  In the Securities Purchase Agreement, SII represented to the Company that: (a) it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (b) it acquired the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Securities or any part thereof; and (c) it is knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Securities.  The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations thereunder for the purposes of the transaction with SII.

Item 16.  Exhibits and Financial Statement Schedules

See the “Exhibit Index” immediately below the signature page to this registration statement.

Item 17.    Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) (ii)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the same registration statement as of the date it is first used after effectiveness.  Proved, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first sue.

(6)  For purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting model used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on August 14, 2013.

GOOD TIMES RESTAURANTS INC.

By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ David L. Dobbin	/s/ Susan M. Knutson
David L. Dobbin, Chairman Date: August 14, 2013	Susan M. Knutson, Controller (Principal Financial and Accounting Officer) Date: August 14, 2013

/s/ Geoffrey R. Bailey
Geoffrey R. Bailey, Director Date: August 14, 2013	Neil Calvert, Director Date: August 14, 2013

/s/ Gary J. Heller	/s/ Eric W. Reinhard
Gary J. Heller, Director Date: August 14, 2013	Eric W. Reinhard, Director Date: August 14, 2013

/s/ Boyd E. Hoback	/s/ Alan A. Teran
Boyd E. Hoback, Director and President and CEO (Principal Executive Officer) Date: August 14, 2013	Alan A. Teran, Director Date: August 14, 2013

EXHIBIT INDEX

The following exhibits are furnished as part of this registration statement:

Exhibit	Description

1.1	Form of Underwriting Agreement (previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on August 12, 2013)
3.1

Articles of Incorporation of Good Times Restaurants Inc. (previously filed on November 30, 1988 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-18 (File No. 33-25810-LA) and incorporated herein by reference)

3.2

Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated January 23, 1990 (previously filed on January 18, 1990 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

3.3

Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated June 15, 1994  (previously filed as Exhibit 3.3 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference)

3.4

Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated September 23, 1996 (previously filed as Exhibit 3.5 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (File No. 000-18590) and incorporated herein by reference)

3.5

Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

3.6

Certificate of Change of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed January 12, 2011 (File No. 000-18590) and incorporated herein by reference)

3.7

Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed September 20, 2012 (File No. 000-18590) and incorporated herein by reference)

3.8

Restated Bylaws of Good Times Restaurants Inc. dated November 7, 1997 (previously filed as Exhibit 3.6 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 000-18590) and incorporated herein by reference)

3.9

Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 14, 2007 (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed December 31, 2007 (File No. 000-18590) and incorporated herein by reference)

4.1

Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference)

4.2	Specimen A Warrant Certificate (previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on August 12, 2013)
4.3

Form of Underwriter’s Warrant (previously filed as Exhibit 4.3 to the registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed June 26, 2013 (File No. 333-188183) and incorporated herein by reference)

4.4	Specimen B Warrant Certificate (previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on August 12, 2013)
5.1	*Opinion of Snell & Wilmer L.L.P.
10.1

Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (previously filed as Exhibit 10.1  to the registrant’s Current Report on Form 8-K filed January 30, 2008 (File No. 000-18590) and incorporated herein by reference)

10.2

Employment Agreement dated as of October 1, 2007 between Good Times Restaurants Inc. and Boyd E. Hoback (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed January 30, 2008 (File No. 000-18590) and incorporated herein by reference)

10.3

Securities Purchase Agreement dated October 29, 2010 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed November 3, 2010 (File No. 000-18590) and incorporated herein by reference)

10.4

Registration Rights Agreement dated December 13, 2010 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 17, 2010 (File No. 000-18590) and incorporated herein by reference)

10.5

Consent and Waiver dated December 13, 2010 by the stockholders named therein to Good Times Restaurants Inc. (previously filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed December 17, 2010 (File No. 000-18590) and incorporated herein by reference)

10.6

First Amendment to Amended and Restated Credit Agreement and Waiver of Defaults dated December 27, 2011 among Good Times Restaurants Inc., Good times Drive Thru, Inc. and Wells Fargo Bank, N.A. (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 28, 2011 (File No. 000-18590) and incorporated herein by reference)

10.7

Second Amended and Restated Term Note dated December 27, 2011 by Good Times Restaurants Inc. and Good Times Drive Thru, Inc. to Wells Fargo Bank, N.A. (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed December 28, 2011 (File No. 000-18590) and incorporated herein by reference)

10.8

Financial Advisory Services Agreement dated April 6, 2012 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 11, 2012 (File No. 000-18590) and incorporated herein by reference) and incorporated herein by reference)

10.9

Securities Purchase Agreement dated June 13, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed June 19, 2012 (File No. 000-18590) and incorporated herein by reference)

10.10

Amendment to the Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan dated September 30, 2012 (previously filed as Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.11

Supplemental Agreement dated September 28, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 1, 2012 (File No. 000-18590) and incorporated herein by reference)

10.12

Amendment to Supplemental Agreement dated October 16, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 16, 2012 (File No. 000-18590) and incorporated herein by reference)

10.13

Letter Agreement dated December 5, 2012 between Good Times Restaurants Inc. and GT Burgers of Colorado, Inc. (previously filed as Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.14

Amendment to Financial Advisory Services Agreement dated March 25, 2013 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.15

Subscription Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s Franchise Development, LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.16

Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC dated April 9, 2013 (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.17

Management Services Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s Franchise Development, LLC (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.18

License Agreement dated April 9, 2013 between Bad Daddy’s Franchise Development, LLC and BD of Colorado LLC (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.19

Term Sheet for Joint Venture Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s International, LLC (previously filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.20

Consent and Waiver of Small Island Investments Limited dated June 3, 2013 (previously filed as Exhibit 10.20 to Amendment No. 2 to Registration Statement on Form S-1 filed June 26, 2013 (File No. 333-188183) and incorporated herein by reference)

21.1	Subsidiaries of the Company (previously filed as Exhibit 21.1 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)
23.1	Consent of Hein & Associates (previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on August 12, 2013)
23.2	*Consent of Snell & Wilmer L.L.P. (included in opinion filed as Exhibit 5.1)

*Filed herewith.